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                                                                      Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Quaker City Bancorp, Inc.:

We consent to incorporation by reference in the Registration Statement (No. 33-83770) on Form S-8 of Quaker City Bancorp, Inc. of our report dated July 21, 2000 relating to the consolidated statements of financial condition of Quaker City Bancorp, Inc. and subsidiaries as of June 30, 2000 and 1999 and the related consolidated statements of earnings, comprehensive income(loss), stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 2000, which report appears in the June 30, 2000 annual report on Form 10-K of Quaker City Bancorp, Inc.




                                                        -------------------
                                                        KPMG LLP


Los Angeles, California
September 26, 2000